Exhibit 4.12
SECOND SUPPLEMENTAL INDENTURE
          This Second Supplemental Indenture is entered into as of October 16, 2011 (this “Second Supplemental Indenture”), by and among Cumulus Media Holdings Inc., a Delaware corporation (the “Issuer”), as successor in interest to Cumulus Media Inc., a Delaware corporation and the Issuer’s Parent, each of the Subsidiaries of the Issuer identified on the signature pages hereof (each, a “New Guarantor”), and U.S. Bank National Association, a banking corporation organized and existing under the laws of the United States (the “Trustee”), as Trustee, and as transfer agent, registrar, authentication agent and paying agent under the Indenture referred to below.
W I T N E S S E T H:
          WHEREAS, the Issuer, the Parent and the other Guarantors named therein, and the Trustee have heretofore executed and delivered an Indenture dated as of May 13, 2011 (as heretofore supplemented by the First Supplemental Indenture dated as of September 16, 2011, the “Indenture”), providing for the issuance of an aggregate principal amount of $610.0 million of 7.75% Senior Notes due 2019 of the Issuer (the “Notes”);
          WHEREAS, Section 3.7 of the Indenture provides that, under specified circumstances, Subsidiaries of the Issuer (i) shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Indenture and the Notes on the terms and conditions set forth herein and under the Indenture (the “Guarantee”) and (ii) shall execute and deliver a joinder agreement to the Registration Rights Agreement; and
          WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, each New Guarantor and the Trustee are authorized to execute and deliver this Second Supplemental Indenture without consent of the Holders.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.1 Defined Terms. Terms defined in the Indenture are used in this Second Supplemental Indenture as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
REPRESENTATIONS; AGREEMENT TO BE BOUND; GUARANTEE
          SECTION 2.1 Representations. Each New Guarantor represents and warrants to the Trustee as follows:
     (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
     (ii) The execution, delivery and performance by it of this Second Supplemental Indenture have been authorized and approved by all necessary corporate or limited liability company action on its part.
          SECTION 2.2 Agreement to be Bound. Pursuant to Section 3.7 of the Indenture, each New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
          SECTION 2.3 Guarantee. Pursuant to Section 3.7 of the Indenture, each New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior unsecured basis.
ARTICLE III
MISCELLANEOUS
          SECTION 3.1 Notices. All notices and other communications to each New Guarantor shall be given as provided in the Indenture.
          SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.
          SECTION 3.3 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 3.4 Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          SECTION 3.7 Headings. The headings of the Articles and the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
          SECTION 3.8 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.
[Signature pages follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

CUMULUS MEDIA HOLDINGS INC.
By:	/s/
Name:
Title:

CUMULUS MEDIA PARTNERS, LLC
By:	/s/
Name:
Title:

CMP SUSQUEHANNA HOLDINGS CORP.
By:	/s/
Name:
Title:

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
By:	/s/
Name:
Title:

CMP SUSQUEHANNA CORP.
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

CMP KC CORP.
By:	/s/
Name:
Title:

SUSQUEHANNA PFALTZGRAFF CO.
By:	/s/
Name:
Title:

SUSQUEHANNA MEDIA CO.
By:	/s/
Name:
Title:

SUSQUEHANNA RADIO CORP.
By:	/s/
Name:
Title:

CITADEL BROADCASTING CORPORATION
By:	/s/
Name:
Title:

ATLANTA RADIO, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

DETROIT RADIO, LLC
By:	/s/
Name:
Title:

INTERNATIONAL RADIO, INC.
By:	/s/
Name:
Title:

RADIO WATERMARK, INC.
By:	/s/
Name:
Title:

ALPHABET ACQUISITION CORP.
By:	/s/
Name:
Title:

CHICAGO FM RADIO ASSETS, LLC
By:	/s/
Name:
Title:

CHICAGO LICENSE, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

CHICAGO RADIO ASSETS, LLC
By:	/s/
Name:
Title:

CHICAGO RADIO HOLDING, LLC
By:	/s/
Name:
Title:

CHICAGO RADIO, LLC
By:	/s/
Name:
Title:

DC RADIO ASSETS, LLC
By:	/s/
Name:
Title:

DC RADIO, LLC
By:	/s/
Name:
Title:

KLOS RADIO, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

KLOS-FM RADIO ASSETS, LLC
By:	/s/
Name:
Title:

KLOS SYNDICATIONS ASSETS, LLC
By:	/s/
Name:
Title:

LA LICENSE, LLC
By:	/s/
Name:
Title:

LA RADIO, LLC
By:	/s/
Name:
Title:

MINNEAPOLIS RADIO ASSETS, LLC
By:	/s/
Name:
Title:

MINNEAPOLIS RADIO, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

NETWORK LICENSE, LLC
By:	/s/
Name:
Title:

NY LICENSE, LLC
By:	/s/
Name:
Title:

NY RADIO ASSETS, LLC
By:	/s/
Name:
Title:

NY RADIO, LLC
By:	/s/
Name:
Title:

RADIO ASSETS, LLC
By:	/s/
Name:
Title:

RADIO NETWORKS, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

RADIO TODAY ENTERTAINMENT, INC.
By:	/s/
Name:
Title:

SAN FRANCISCO RADIO ASSETS, LLC
By:	/s/
Name:
Title:

SAN FRANCISCO RADIO, LLC
By:	/s/
Name:
Title:

SF LICENSE, LLC
By:	/s/
Name:
Title:

WBAP-KSCS ACQUISITION PARTNER, LLC
By:	/s/
Name:
Title:

WBAP-KSCS ASSETS, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

WBAP-KSCS RADIO ACQUISITION, LLC
By:	/s/
Name:
Title:

WBAP-KSCS RADIO GROUP, LTD.
By:	/s/
Name:
Title:

WPLJ RADIO, LLC
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Transfer Agent, Registrar, Authentication Agent and Paying Agent
By:	/s/
Name:
Title:

[Second Supplemental Indenture Signature Page]